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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 2004


                         WHEELING-PITTSBURGH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      000-50300                 55-0309927
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


            1134 Market Street, Wheeling, WV                    26003
          ---------------------------------------            ----------
         (Address of principal executive offices)            (Zip code)


       Registrant's telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

         Item 1.01 Entry into a Material Definitive Agreement

         On December 23, 2004, Wheeling-Pittsburgh Steel Corporation ("WPSC"), a wholly owned subsidiary of Wheeling-Pittsburgh Corporation (the "Company"), entered into a Letter of Intent (the "LOI") with Severstal North America, Inc. ("SNA"). A press release dated December 28, 2004 regarding the LOI is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         Under the non-binding terms of the LOI, WPSC and SNA, or its affiliate, would form a Delaware limited liability company (the "LLC") for the production of coke and coke related products (the "Proposed Project"). As part of the Proposed Project, WPSC would contribute its coke producing batteries and certain related facilities and assets located at its facility in Follansbee, West Virginia (the "Coke Facilities") and SNA is expected to make cash contributions in the amount of $140 million to the LLC over four years. At the closing of the Proposed Project, which is subject to each party's ongoing investigation of the other, approval by each party's board of directors and the negotiation of definitive documentation that will contain customary conditions, SNA would also deliver cash in the amount of $20 million to WPSC.

         Under the binding terms of the LOI, WPSC has agreed not to solicit or entertain offers from or negotiate any proposal or arrangement with any other person relating to the formation of a joint venture to acquire the Coke Facilities until at least 120 days following the termination date as defined in the LOI. The termination date is the earlier of the date on which either party provides the other party written notice of termination or March 31, 2005. The LOI does not prohibit WPSC or its affiliates from pursuing any financing activities, any sales of securities, any sales of assets, a sale of all or substantially all its assets or other general corporate activities, even if the pursuit of such activities would result in the termination of the LOI.

         Until the date that is six months after the termination date, SNA and its affiliates and representatives have agreed not to, directly or indirectly, without the prior written consent of WPSC duly authorized by a majority of its board of directors: (a) acquire, directly or indirectly, by purchase or otherwise, any securities of the Company; (b) solicit proxies in opposition to the recommendation of the majority of the directors of the Company with respect to any matter; (c) take any action to acquire or affect control of the Company or to encourage or assist any other person to do so; or (d) initiate, propose or otherwise solicit the Company's shareholders for the approval of one or more shareholder proposals at any time, or induce or attempt to induce any other person to initiate any shareholder proposal.

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Section 9 - Financial Statements and Exhibits

         Item 9.01 Financial Statements and Exhibits


Exhibit No.       Description
-----------       -----------
   99.1           Press Release dated December 28, 2004.






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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WHEELING-PITTSBURGH CORPORATION


                                             By: /s/ Paul J. Mooney
                                                 ---------------------------
                                                 Paul J. Mooney
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                 Accounting Officer)


Dated:  December 28, 2004